                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[X]    Preliminary proxy statement
[ ]    Confidential, for use of the Commission only (as permitted by
       Rule 14a-6(e)(2))
[ ]    Definitive proxy statement
[ ]    Definitive additional materials
[ ]    Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            CECO ENVIRONMENTAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]    No Fee Required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

(2)    Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)    Total fee paid:


[ ]    Fee paid if previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

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(2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)    Filing party:

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(4)    Date filed:

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

                           CECO ENVIRONMENTAL CORP.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 11, 2002

To the Stockholders of CECO Environmental Corp.

   Notice is hereby given that the annual meeting of the stockholders of CECO
Environmental Corp. ("CECO") will be held at                   , on November
11, 2002 at 10:00 A.M., eastern standard time, for the following purposes:

      1. to elect 6 directors;

      2. to approve the issuance of additional stock to certain investors;

      3. to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of CECO Environmental Corp. for fiscal year 2002; and

      4. to transact such other business as may properly come before the meeting or any adjournments thereof.

   Stockholders of record at the close of business on October 11, 2002, are entitled to notice of and to vote at the annual meeting.

   Your attention is directed to the accompanying Proxy Statement and proxy.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Phillip DeZwirek
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                , 2002

                               Table of Contents

                                                                    Page
                                                                    -----
       NOTICE OF ANNUAL MEETING.................................... Cover
       PROXY STATEMENT.............................................     1
       ELECTION OF DIRECTORS.......................................     2
       APPROVE AND AUTHORIZE ADDITIONAL SHARES TO CERTAIN INVESTORS    16
       APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS...............    17
       ADDITIONAL INFORMATION......................................    18

                           CECO ENVIRONMENTAL CORP.

                                                                         , 2002

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 11, 2002

   The enclosed proxy is solicited by the Board of Directors of CECO Environmental Corp., a Delaware corporation ("CECO"), to be voted at the annual
meeting of stockholders to be held at 10:00 a.m. at              on November
11, 2002, or any postponement or adjournment thereof ("Annual Meeting"). The mailing address of the principal office of CECO is 3120 Forrer Street, Cincinnati, Ohio, 45209. These proxy solicitation materials and CECO's Annual Report for the year ended December 31, 2001, including financial statements, were first mailed to stockholders entitled to notice of and to vote at the
Annual Meeting on or about             , 2002.

  Who Can Vote

   Only stockholders of record at the close of business on October 11, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were [9,581,983] shares of CECO Common Stock ("Common Stock") outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote.

  Revocability of Proxies

   A stockholder returning a proxy may revoke it at any time prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person at the Annual Meeting or by delivering written notice to the Secretary of CECO at any time before the proxy is exercised. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon.

  Quorum Required

   In order for business to be conducted, a quorum must be represented at the Annual Meeting. A quorum is a majority of the shares entitled to vote at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. Shares represented by a proxy in which authority to vote for any matter considered is "withheld," a proxy marked "abstain" or a proxy as to which there is a "broker non-vote" will be considered present at the meeting for purposes of determining a quorum.

  Required Vote to Elect Directors

   Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the 6 nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, the shares will be voted for the 6 nominees named in this proxy statement. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

  Required Votes to Pass Other Proposals

   In order to (i) approve issuance of additional shares to certain investors and (ii) ratify the selection of Deloitte & Touche LLP as the independent accountants of CECO, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of those proposals.

  Other Information

   If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the ratification of the 6 nominees for director proposed by the Board of Directors and set forth herein, FOR the approval of the issuance of additional shares to certain investors, and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants of CECO for fiscal year 2002, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

   The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the year 2003 annual meeting of stockholders and until their successors are elected and qualify, are set forth below. All nominees are now CECO directors. If, for any reason, any nominee should become unable to serve as a director, the persons named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors.

   The following information is provided with respect to each nominee for election as a director. The ages of the nominees are as of September 6, 2002.

   Richard J. Blum, age 55, became President and a director of CECO on July 1, 2000 and the Chief Executive Officer and President of CECO Group, Inc. ("CECO Group") on December 10, 1999. Mr. Blum has been a director and the President of The Kirk & Blum Manufacturing Company ("Kirk & Blum") since February 28, 1975 and the Chairman and a director of kbd/Technic since November 1988. Kirk and Blum and kbd/Technic were acquired by CECO on December 7, 1999. Mr. Blum is also a director of The Factory Power Company, a privately held company of which CECO owns a minority interest and that provides energy to various companies, including CECO. Mr. Richard Blum is the brother of Mr. David Blum.

   Phillip DeZwirek, age 64, became a director, the Chairman of the Board and the Chief Executive Officer of CECO in August 1979. Mr. DeZwirek also served as Chief Financial Officer until January 26, 2000. Mr. DeZwirek's principal occupations during the past five years have been as Chairman of the Board and Vice President of CECO Filters, Inc. ("Filters"), a Delaware corporation (since
1985); Treasurer and Assistant Secretary of CECO Group (since December 10,
1999); a director of Kirk & Blum and kbd/Technic (since 1999); President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. ("Can-Med") (since
1990); and Vice Chairman and Chief Executive Officer of API Electronics Group, Inc. Mr. DeZwirek has also been involved in private investment activities for the past five years.

   Jason Louis DeZwirek, age 32, the son of Phillip DeZwirek, became a director of CECO in February, 1994. He became Secretary of CECO on February 20, 1998, following the resignation of Josephine Grivas as Secretary. Mr. DeZwirek from October 1, 1997 to January 1, 2002 was a member of the Committee that was established to administer CECO's stock option plan. He also serves as Secretary of CECO Group, Inc. (since December 10, 1999). Mr. DeZwirek's principal occupation since October 1999 has been as the President of Kaboose Inc., a company that owns a children's portal. Mr. DeZwirek is (and has been since
2001) the Chairman of the Board of API Electronics Group, Inc., a publicly traded company, that is a manufacturer of power semi-conductors primarily for military use. From 1993 until he commenced employment with Kaboose Inc., Mr. DeZwirek was President of Digital Fusion Multimedia Corp., a company that adapted books and movies to the CD Rom medium.

   Josephine Grivas, age 62, has been a director of CECO since February, 1991. She was its Secretary from October 1992, until she resigned as of February 2, 1998. Ms. Grivas has since October 1, 1997, also been a member of the Committee that was established to administer CECO's stock option plan. She is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. Since February 20, 1998, Ms. Grivas has been a member of the Audit Committee, which assists the Board of Directors in its general oversight of CECO's financial reporting process and such other matters that are properly referred to the Audit Committee by the Board of Directors. Ms. Grivas had been an administrative assistant for Phillip DeZwirek since 1975. She retired from this position in February 1998.

   Paul Voet, age 56, became a director and a member of the Audit Committee on August 14, 2002. Mr. Voet is currently a self-employed consultant. From 1991 to 2001 Mr. Voet served as Executive Vice President of Chemed Corporation, which stock trades on the New York Stock Exchange and which provides homeowners, businesses, individuals and families with plumbing and drain clearing services, home healthcare services and residential appliance and air-conditioning repair services. He also served as a director of Chemed Corporation from 1980 through 2001. Mr. Voet also served as President (from 1983 to 1997) and Director (from 1986 to 1997) of National Sanitary Supply Co., which stock traded on the Nasdaq and which was a $350,000,000 nationwide distributor of cleaning and maintenance supplies. He also has since 2000 served as a director of The Drees Company, a privately held company that is a builder of residential homes.

   Donald A. Wright, age 64, became a director of CECO on February 20, 1998. Mr. Wright has also been a member of the Audit Committee since February 20, 1998. He is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan and since January 1, 2002 has been a member of the Committee established to administer CECO's stock option plan. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company which is a real estate developer and apartment building syndicator, since 1992. Since November 1996, Mr. Wright has also been a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. From August 1995 until October 1996, he was the principal of and real estate broker with Barbour Real Estate Sales and Leasing in La Costa, California.

                       BOARD OF DIRECTORS AND COMMITTEES

   During the fiscal year ended December 31, 2001, the Board of Directors held no meetings. During and since the end of such period, action has been taken by unanimous and written consent of the Board of Directors.

   The Board has a standing Audit Committee and separate committees established to administer the CECO Environmental Corp. 1997 Stock Option Plan and the CECO Environmental Corp. 1999 Employee Stock Purchase Plan.

   The members of the Audit Committee are Directors Grivas, Wright, and as of July 2002, Director Voet. Each member of the Committee is independent as defined under the National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee held telephonic meetings on March 30, 2001, May 14, 2001 and November 12, 2001. The Audit Committee did not have any other meetings during 2001. The Audit Committee held telephonic meetings in 2002 on February 4/th/, March 27/th/, May 15/th/, and August 9/th/. See the Audit Committee Report below.

   The members of the Committee that administers CECO's stock option plan are Directors Grivas and Wright. Director Wright replaced Jason DeZwirek as a member of this Committee on January 1, 2002. This Committee held no meetings during 2001. Directors Grivas and Wright also administer the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. This Committee held no meetings during 2001.

   The directors of CECO received no consideration for serving in their capacity as directors of CECO or as members of any committee of the Board during its last fiscal year, other than Donald Wright, Richard J. Blum and Jason Louis DeZwirek who received options to purchase 10,000, 25,000, and 25,000 shares of common stock, respectively. Phillip DeZwirek, a director, receives compensation in his capacity as an executive officer. CECO has no annuity pension or retirement plans.

   In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

             REPORT OF THE CECO BOARD OF DIRECTORS AUDIT COMMITTEE

   The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process and approval of the services provided the Company by its auditors. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists. The Audit Committee's purposes are more fully described in its Charter, which the Board adopted on June 5, 2000.

   The Audit Committee has reviewed and discussed the audited financial statements of CECO for the fiscal year ended December 31, 2001, with the Company's management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees". In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

   Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CECO's Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

          Audit Committee*

          Josephine Grivas

          Donald A. Wright

--------
* Members as of August 13, 2002. The Audit Committee, since August 14, 2002, has consisted of three independent members, Directors Grivas, Voet and Wright.

                              EXECUTIVE OFFICERS

   The executive officers of CECO are appointed by the Board of Directors of CECO and serve at the discretion of the Board of Directors. Information concerning each executive officer's age, position and certain other information with respect to each executive officer can be found herein under the section entitled "Election of Directors", except for information with respect to David
D. Blum and Marshall J. Morris (each of whom serves as a CECO officer). Summarized information for Messrs. Blum and Morris is as follows (ages are as of July 31, 2002):

   David D. Blum, age 47, became the Senior Vice President-Sales and Marketing of CECO on July 1, 2000. Mr. Blum served as an Assistant Secretary from July 1, 2000 until March 1, 2001. Mr. Blum served as Vice President of Kirk & Blum from 1997 to 2000 and was Vice President-Division Manager Louisville at Kirk & Blum from 1984 to 1997. Mr. David Blum is the brother of Mr. Richard Blum.

   Marshall J. Morris, age 43, became the Chief Financial Officer of CECO on January 26, 2000, the Vice President-Finance and Administration on July 1, 2000, and an Assistant Secretary on March 1, 2001. Mr. Morris also serves as Chief Financial Officer (since January 26, 2000) and Secretary (since November 1, 2001) of CECO Group, Inc. From 1996 to 1999 Mr. Morris was Treasurer of Calgon Carbon Corporation which stock trades on the New York Stock Exchange and which is a worldwide producer of specialty chemicals and supplier of pollution control technologies and services with annual sales of approximately $300 million. From 1995 to 1996 he served as a consultant with respect to business management and strategic planning. From 1989 through 1995 Mr. Morris also served as the Treasurer of Trico Products Corporation, an international manufacturer and distributor of original equipment automotive parts with annual sales of approximately $350 million.

                        BENEFICIAL OWNERSHIP OF SHARES

   The following table sets forth the name and address of each beneficial owner of more than five percent (5%) of CECO's common stock known to CECO, the number of shares of common stock of CECO beneficially owned as of August 6, 2002, and the percent of the class so owned by each such person.

                                        No. of Shares of    % of Total
       Name and Address                   Common Stock    Common Shares
       of Beneficial Owner             Beneficially Owned Outstanding(1)
       -------------------             ------------------ --------------
       Phillip DeZwirek (2,3).........     4,508,557           38.1%
       Chief Executive Officer and
       Chairman of the Board
       505 University Avenue
       Suite 1400
       Toronto, Ontario M5G 1X3

       Jason Louis DeZwirek (2,4,5)...     3,758,026           39.1%
       Secretary
       247 Erskine Avenue
       Toronto, Ontario M4P 1Z6

       Icarus Investment Corp. (2,6)..     2,134,360           22.3%
       505 University Avenue
       Suite 1400
       Toronto, Ontario M5G 1X3

       IntroTech Investments, Inc. (4)     1,598,666           16.7%
       247 Erskine Avenue
       Toronto, Ontario M4P 1Z6

       Can-Med Technology, Inc. (6)...       800,000            8.3%
       d/b/a Green Diamond Oil Corp.
       505 University Avenue,
       Suite 1400
       Toronto, Ontario M5G 1X3

       Crestview Capital Fund L.P. (7)       650,001            6.6%
       95 Revere Drive, Suite F
       Northbrook, IL 60062

       Harvey Sandler (8).............       511,000            5.3%
       17591 Lake Estates Drive
       Boca Raton, FL 33496

--------
(1) Based upon 9,581,983 shares of common stock of CECO outstanding as of August 6, 2002. For each named person, this percentage includes Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of August 8, 2002, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person.
(2) Icarus Investment Corp. ("Icarus") is owned 50% by Phillip DeZwirek and 50% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by Icarus Investment Corp. also are attributed to both Messrs. Phillip DeZwirek and Jason Louis DeZwirek. With respect to the shares owned by Icarus, Icarus has sole dispositive and voting power and Phillip DeZwirek and Jason Louis DeZwirek are deemed to have shared voting and shared dispositive power.

(3) Includes (i) 750,000 shares of CECO's common stock that Phillip DeZwirek can purchase on or prior to November 7, 2006 from CECO at a price of $1.75 per share pursuant to warrants granted to Mr. DeZwirek by CECO on November 7, 1996; (ii) 250,000 shares that may be purchased pursuant to warrants granted January 14, 1998 at a price of $2.75 per share prior to January 14, 2008; (iii) 250,000 shares of CECO's common stock that may be purchased pursuant to warrants granted September 14, 1998 at a price of $1.626 per share prior to September 14, 2008; (iv) 500,000 shares that may be purchased pursuant to warrants granted to Mr. DeZwirek by CECO January 22, 1999, which are exercisable prior to January 22, 2009 at a price of $3.00 per share; and (v) 500,000 shares that may be purchased pursuant to warrants granted to Mr. DeZwirek by CECO August 14, 2000, which are exercisable prior to August 14, 2010 at a price of $2.0625 per share.
(4) IntroTech Investments, Inc. ("IntroTech") is owned 100% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by IntroTech also are attributed to Jason Louis DeZwirek. IntroTech and Jason Louis DeZwirek are each deemed to have sole dispositive and sole voting power with respect to such shares.
(5) Includes 25,000 shares of CECO's common stock that Jason Louis DeZwirek can purchase on or prior to October 5, 2011 at a price of $2.01 per share pursuant to options granted to Mr. DeZwirek on October 5, 2001.
(6) 50.1% of the shares of Green Diamond are owned by Icarus. Ownership of the shares of common stock of Green Diamond also are attributed to Icarus. Icarus has voting and dispositive power, with respect to such shares which is shared with the other shareholders of Green Diamond.
(7) Includes 216,667 shares of common stock that Crestview Capital Fund L.P. can purchase on or prior to December 31, 2006 from CECO at a price of $3.60 per share pursuant to warrants granted December 31, 2001.
(8) Includes 20,000 shares held in the name of Phyllis Sandler, Mr. Sandler's spouse.

                       SECURITY OWNERSHIP OF MANAGEMENT

   As of August 6, 2002, the present directors and executive officers of CECO are the beneficial owners of the numbers of shares of common stock of CECO set forth below:

                                                                   % Total
                                               Number of Shares    Company
                                               of Common Stock      Common
 Name and Address                                Beneficially       Shares
 of Beneficial Owner                                Owned       Outstanding(1)
 -------------------                           ---------------- --------------
 Phillip DeZwirek (2).........................    4,508,557          38.1%
 505 University Avenue
 Suite 1400
 Toronto, Ontario M5G 1P7

 Jason Louis DeZwirek (3).....................    3,758,026          39.1%
 247 Erskine Avenue
 Toronto, Ontario M4P 1Z6

 Richard J. Blum (4)..........................      275,241           2.8%
 3120 Forrer Street
 Cincinnati, Ohio 45209

 David D. Blum (5)............................      184,290           1.9%
 3120 Forrer Street
 Cincinnati, Ohio 45209

 Donald A. Wright (6).........................       50,000            .5%
 4538 Cass Street
 San Diego, California 92109

 Marshall J. Morris (7).......................       30,600            .3%
 3120 Forrer Street
 Cincinnati, Ohio 45209

 Josephine Grivas.............................           --            --
 505 University Avenue
 Suite 1400
 Toronto, Ontario M5G 1P7

 Paul Voet....................................        2,500           .03%
 8180 Graves Road
 Cincinnati, Ohio 45243

 Officers and Directors as a group (8 persons)    6,674,854          54.2%

--------
(1) See Note 1 to the foregoing table.
(2) See Notes 2 and 3 to the foregoing table.
(3) See Notes 2, 4 and 5 to the foregoing table.
(4) Includes 224,000 shares of CECO's common stock that Mr. Richard Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. Richard Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic to purchase 448,000 shares of common stock in CECO. This warrant became exercisable on December 7, 2000, with respect to 112,000 of such shares, on December 7, 2001, with respect to another 112,000 shares and becomes exercisable with respect to an additional 25% of such shares on each of the next two anniversaries of such date. Also includes 25,000 shares that may be purchased pursuant to Options granted to Mr. Blum October 5, 2001 at a price of $2.01 per share.

(5) Includes 167,500 shares of CECO's common stock that Mr. David Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. David Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic to purchase 335,000 shares of stock in CECO. This warrant became exercisable on December 7, 2000, with respect to 83,750 of such shares, on December 7, 2001 with respect to another 83,750 shares, and is exercisable with respect to an additional 25% of such shares on each of the next two anniversaries of such date.
(6) Includes (i) 10,000 shares of the CECO common stock that may be purchased pursuant to Options granted June 30, 1998, at a price of $2.75 per share prior to June 30, 2008; (ii) 5,000 shares of CECO's common stock that may be purchased pursuant to Options granted September 18, 2000 at a price of $2.0625 per share prior to September 18, 2010; and (iii) 10,000 shares that may be purchased pursuant to Options granted October 5, 2001 at a price of $2.01 per share.
(7) Includes 400 shares held in the name of Cynthia S. Morris, the spouse of Mr. Morris. Also includes 20,000 shares of common stock of CECO that may be purchased pursuant to options granted to Mr. Morris to purchase 50,000 shares of CECO's common stock on January 20, 2000. This option became exercisable on January 20, 2001, with respect to 10,000 of such shares, on January 20, 2002 with respect to another 10,000 shares, and becomes exercisable with respect to an additional 20% of the 50,000 shares on each of the next three anniversaries of such date. The exercise price of the options is $2.50 per share.

                              CHANGES IN CONTROL

   CECO is not aware of any current arrangement(s) that may result in a change in control of CECO. However, we completed a sale of shares of common stock and warrants to a group of accredited investors (the "Investors") led by Crestview Capital Fund, L.P., a Chicago-based private investment fund. Under the Subscription Agreement ("Subscription Agreement") we entered into with the Investors, we are required to issue to such Investors additional shares for every $100,000 our EBITDA for fiscal year 2002 is below $7,800,000 for a maximum of 826,802 additional shares. The Investors, therefore, could potentially own up to 19% of CECO common stock if our EBITDA is significantly below $7,800,000, assuming the exercise of their warrants. In such event, such group could significantly influence our business.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   CECO is not aware of any persons who beneficially own or owned more than 10 percent of the outstanding common stock of CECO or any officer, director or other person subject to the requirements of Section 16 of the Securities Exchange Act of 1934 who, during the fiscal year 2001, failed to file, or failed to file on a timely basis, any reports or forms required to be filed under said Section 16 or the rules and regulations promulgated thereunder.

                             CERTAIN TRANSACTIONS

   Since January 1, 2001, the following transactions have occurred in which persons who, at the time of such transactions, were directors, officers or owners of more than 5% of CECO's common stock, had a direct or indirect material interest.

   Andrew Halapin, former President of Busch, is the beneficial owner of the building in which Busch leased its principal office. The lease was a triple net lease, with annual rent in the amount of approximately $88,000 for 2001. The lease terminated July 31, 2002 and we did not renew the lease.

   As a condition to obtaining the Bank Facility, CECO placed $5 million of subordinated debt. Green Diamond provided $4,000,000 of the subordinated debt. The promissory notes which were issued to evidence the subordinated debt provide that they accrue interest at the rate of 12% per annum, payable semi-annually. Actual payment is subject to the subordination agreement with the banks providing the Bank Facility. As of August 15, 2002, the notes evidencing the $5,000,000 of subordinated debt, including the Green Diamond note, were amended to be convertible notes. The principal, but not the interest, of each note is convertible, at the election of the holder, into the Common Stock of CECO at a conversion price of $2.00 per share. Five million shares of Common Stock have been reserved for issuance upon conversion of the notes. The Audit Committee, in addition to the Board of Directors, approved the transaction.

   In consideration for the subordinated lenders making CECO the subordinated loans, CECO issued to the subordinated lenders warrants to purchase up to 1,000,000 shares of CECO's common stock for $2.25 per share, the closing price of CECO's common stock on the day that the subordinated lenders entered into an agreement with CECO to provide the subordinated loans. Green Diamond was issued 800,000 of such warrants. Green Diamond exercised the warrants on December 21, 2001 for all 800,000 shares.

   During the fiscal year ended December 31, 2001, CECO reimbursed Can-Med Technology d/b/a Green Diamond Oil Corp. $5,000 per month for use of the space and other office expenses of CECO's Toronto office. Green Diamond is owned 50.1% by Icarus Investment Corp., which is controlled by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, and Jason Louis DeZwirek, the Secretary of CECO.

   During the fiscal year ended December 31, 2001, CECO advanced $336,999.98 to Green Diamond (see description above). Green Diamond repaid this advance in March 2002. CECO did not receive interest on these advances.

   During the fiscal year ended December 31, 2001, CECO paid fees of $139,000 to Green Diamond for management consulting services. The services were provided by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, through Green Diamond. Such amount is included as compensation paid to Mr. DeZwirek under "Executive Compensation."

                            EXECUTIVE COMPENSATION

   Except for the compensation described below, neither CECO nor any of its subsidiaries paid, set aside or accrued any salary or other remuneration or bonus, or any amount pursuant to a profit-sharing, pension, retirement, deferred compensation or other similar plan, during its last fiscal year, to or for any of CECO's executive officers or directors.

   The following table summarizes the total compensation of Phillip DeZwirek, Richard J. Blum, David D. Blum and Marshall J. Morris for 2001 and the two previous years. Richard J. Blum, who also serves as Chief Executive Officer and President of CECO Group, is paid the amounts set forth below by CECO Group. Mr. DeZwirek and Mr. Morris are paid by CECO. David D. Blum, who also serves as Vice-President of Kirk & Blum, is paid by Kirk & Blum. No other officer of CECO made in excess of $100,000.

Summary Compensation Table For CECO

                                    Annual Compensation
                                   ---------------------
                                                          Long-Term
Name/Principal                                           Compensation   All Other
Position                      Year    Salary     Bonus   Options (#)   Compensation
--------                      ---- --------     -------- ------------  ------------
Phillip DeZwirek............. 2001 $111,000                              $139,000(1)
Chairman of the Board         2000 $137,545                500,000(2)
& Chief Executive Officer     1999 $100,000                500,000(3)
Richard J. Blum.............. 2001 $227,538                 25,000(4)    $ 25,406(5)
President of CECO &           2000 $206,000     $122,224                 $ 19,883(6)
President & Chief Executive   1999 $ 13,972(7)             448,000(8)
Officer of CECO Group
David D. Blum................ 2001 $170,106                              $ 17,104(9)
Senior Vice President-Sales   2000 $154,000     $ 76,388                 $ 10,873(10)
& Marketing and Assistant     1999 $ 10,548(11)            335,000(12)
Secretary of CECO and
Vice President of Kirk & Blum
Marshall J. Morris........... 2001 $155,769                              $  1,377(13)
Vice President-Finance &      2000 $133,211                 50,000(14)   $ 22,040(15)
Administration and Chief
Financial Officer

--------
(1) Includes $139,000 paid to Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. for consulting services provided by Mr. DeZwirek through Green Diamond.
(2) Represents 500,000 Warrants issued to Phillip DeZwirek on August 14, 2000.
(3) Represents 500,000 Warrants issued to Phillip DeZwirek on January 22, 1999.

(4) Represents options to purchase 25,000 shares of CECO's stock granted on October 5, 2001. Such options are exercisable at any time between April 5, 2002 and October 5, 2011 at a price of $2.01 per share.
(5) Represents Company contribution of $22,475 to 401(k) plan on behalf of Mr. Richard Blum and $2,931 of insurance premiums paid for term life insurance for his benefit.
(6) Represents Company contribution of $18,315 to 401(k) plan on behalf of Mr. Richard Blum and $1,568 of insurance premiums paid by CECO for term life insurance for the benefit of Mr. Richard Blum
(7) Based on an annual salary of $206,000; Mr. Richard Blum commenced employment with CECO Group on December 7, 1999.
(8) Represents Warrants to purchase 448,000 shares of CECO's stock granted in Mr. Richard Blum's Employment Agreement. Such Warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999 at a price per share of $2.9375.
(9) Represents Company contribution of $16,362 to 401(k) plan on behalf of Mr. David Blum and $742 of insurance premiums paid for term life insurance for his benefit.
(10) Represents Company contribution of $10,134 to 401(k) plan on behalf of Mr. David Blum and $740 of insurance premiums paid by CECO for term life insurance for the benefit of Mr. David Blum.
(11) Based on an annual salary of $154,000; amount shown is from December 7, 1999, the date CECO Group acquired Kirk & Blum.
(12) Represents Warrants to purchase 335,000 shares of CECO's stock granted in Mr. David Blum's Employment Agreement. Such Warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999 at a price per share of $2.9375.
(13) Represents Company contribution of $897 to 401(k) plan on behalf of Mr. Morris and $480 of insurance premiums paid for term life insurance for his benefit.
(14) Represents Options to purchase 50,000 shares of CECO's stock granted on January 20, 2000. Such options become exercisable at the rate of 20% per year over the five years following January 20, 2000 at a price per share of $2.50.
(15) Represents Company contribution of $436 to 401(k) plan on behalf of Mr. Morris, $284 of insurance premiums paid by CECO for term life insurance for the benefit of Mr. Morris and $21,320 of reimbursement of relocation expenses.

Option Grants and Exercises in Last Fiscal Year

   The following tables set forth information with respect to CECO's executive officers concerning grants and exercises of options on stock of CECO during the last fiscal year and unexercised options on stock of CECO held as of the end of the fiscal year.

                           Option/SAR Grants By CECO
                     For The Year Ended December 31, 2001

                                                                                       Potential Realizable
                                                                                       Value at Assumed
                                                                                       Annual Rates of
                                                                                         Stock Price
                                                                                       Appreciation for
                                                                                       Option Term (2)
                                                                                       --------------------
                                            % of Total
                                           Options/SARs
                     Number of Securities   Granted to
                      Underlying Options   Employees in  Exercise or Base  Expiration
Name                     Granted (#)      Fiscal Year(1) Price ($/SH)(3)      Date      5%($)     10%($)
----                 -------------------- -------------- ---------------- ------------  -------    -------
Jason Louis DeZwirek        25,000             41.7%          $2.01       Oct. 5, 2011 $31,602    $80,086
Richard J. Blum.....        25,000             41.7%          $2.01       Oct. 5, 2011 $31,602    $80,086

--------
(1) Based on options to purchase an aggregate of 60,000 shares granted to employees and officers during 2001.
(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission ("SEC") and do not reflect our estimate of future stock price.
(3) Granted at fair market value on the date of issuance.

                         Aggregated Option/SAR On CECO
                Exercises For The Year Ended December 31, 2001
             And Option/SAR Values On CECO As Of December 31, 2001

                                             Number of Securities      Value of Unexercised
                                            Underlying Unexercised         In-The-Money
                                                Options/SARs at           Options/SARs at
                                                   12/31/01                  12/31/01
-                                          ------------------------- -------------------------
                        Shares     Value
                     Acquired on  Realized
Name                 Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                 ------------ -------- ----------- ------------- ----------- -------------
Phillip DeZwirek....      0          0      2,250,000           0    $2,412,250         N/A
Richard J. Blum.....      0          0        224,000     249,000    $   81,200    $113,450
David D. Blum.......      0          0        167,500     167,500    $   60,719    $ 60,719
Marshall J. Morris..      0          0         10,000      40,000    $    8,000    $ 32,000
Jason Louis DeZwirek      0          0              0      25,000           N/A    $ 32,250

  Board Compensation Report On Executive Compensation

   The Board of Directors does not have a compensation committee. Richard J. Blum, Phillip DeZwirek and Jason Louis DeZwirek, all executive officers, have participated in deliberations of the Board of Directors concerning executive officer compensation.

   Our employee compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment. We also encourage broad-based employee ownership of CECO stock through our Stock Purchase Plan in which most employees are eligible to participate. Our officers may also participate in the Stock Purchase Plan.

   The Company's compensation policy for officers is similar to that for other employees, and is designed to promote excellent performance and attainment of corporate and personal goals.

   The Board of Directors (comprised of three executive officers and two, and as of August 14, 2002, three, non-employee directors) reviews and approves individual officer salaries and bonuses.

   Officers of CECO are paid salaries in line with their responsibilities. These salaries are structured so they are comparable with salaries paid by competitors in the relevant industries. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

   The Board of Directors annually reviews and approves the compensation of Phillip DeZwirek, Chief Executive Officer and Chairman of the Board. His compensation is tied to revenues and profits, strategic goals, capital raising efforts, and his general performance. In addition, Mr. DeZwirek is a significant shareholder in CECO; to the extent his performance translates into an increase in the value of CECO's stock, all shareholders, including Mr. DeZwirek, share the benefit.

  Employment Contracts

   Richard J. Blum entered into an Employment Agreement dated December 7, 1999 with CECO Group. The Employment Agreement, which was recently extended for an additional year, has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. Richard Blum's base salary is set annually, at the Board's discretion, and is currently $228,400 per year. In addition to his base salary, Mr. Richard Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

   David D. Blum entered into an Employment Agreement dated December 7, 1999 with Kirk & Blum. The Employment Agreement, which was recently extended for an additional year, has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. David Blum's base salary is set annually, at the Board's discretion, and is currently $170,750 per year. In addition to his base salary, Mr. David Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

  Options

   In consideration for Jason Louis DeZwirek's valuable service to CECO as an officer and director, CECO granted Mr. DeZwirek options on October 5, 2001 to purchase up to 25,000 shares of CECO's common stock, which are exercisable at any time between April 5, 2002 and October 5, 2011, inclusive, at a price of $2.01, the closing price of CECO's common stock on October 5, 2001. Such options are not transferable other than by will or the laws of descent.

  Compensation Under CECO Stock Option Plan and Stock Purchase Plans

Stock Option Plan

   Our Stock Option Plan was adopted by our board of directors on October 1, 1997 and approved by the shareholders on September 10, 1998. This plan provides for the grant of incentive stock options to our employees and nonstatutory stock options to our employees, consultants, advisors and directors. The number of shares of common stock reserved under the Stock Option Plan are 1,500,000. Of these shares, 182,500 shares were subject to outstanding options and 1,317,500 shares were available for future grant as of March 15, 2002. No options have been exercised as of March 15, 2002.

   A committee of our board administers the stock plan and determines the terms of awards granted, including the exercise price, the number of shares subject to individual awards and the vesting period of awards. Directors Grivas and Wright currently serve on such committee. In the case of options intended to quality as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the committee will consist of two or more "outside directors" within the meaning of
Section 162(m) of the Code. The committee determines the exercise price of options granted under the Stock Option Plan, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The committee determines the term of all other options.

   In the year 2001, options to purchase 35,000 shares of stock of CECO were granted under the Stock Option Plan.

   On October 5, 2001, Richard J. Blum, in consideration for his valuable services as an executive officer and director was granted an option under the Stock Option Plan to purchase up to 25,000 shares of stock of CECO. The option becomes exercisable on April 5, 2002 and expires on October 5, 2011. The exercise price per share is $2.01, the closing price for CECO's common stock on the date of the grant. On October 5, 2001, Donald Wright, in consideration for his valuable services as a director of CECO, was granted an option under the Plan to purchase up to 10,000 shares of stock of CECO. The option becomes exercisable on April 5, 2002 and expires on October 5, 2011. The exercise price per share is $2.01, the closing price for CECO's common stock on the date of the grant.

Stock Purchase Plan

   On September 21, 1999, the Board of Directors of CECO adopted the Stock Purchase Plan which was approved by the stockholders on November 16, 1999. Employees, other than certain part-time employees, are eligible to participate in the Stock Purchase Plan, which provides employees the opportunity to purchase stock of CECO at a discounted price. The maximum number of shares of common stock of CECO that will be offered under the Stock Purchase Plan is 1,000,000. Such shares will be offered in nine separate consecutive offerings, which commenced October 1, 1999, with the final offering terminating on September 30, 2004. The purchase price per share will be the lesser of 85% of the market price of the stock on the last business day of the offering or 85% of the market price of the stock on the offering date. Payment for the stock under the Stock Purchase Plan is paid through employee payroll deductions. The Stock Purchase Plan is administered by CECO's board of directors, however, the board of directors may delegate its authority to a committee of the board or an officer of CECO. Directors Grivas and Wright currently administer the Stock Purchase Plan.

   As of August 1, 2002, 53,144 shares of stock have been issued under the Stock Purchase Plan; 6,241 of which have been issued to Mr. Richard Blum to date, and 6,790 of which have been issued to Mr. David Blum to date. No other shares of stock under the Stock Purchase Plan have been issued to an executive officer or director of CECO.

  Director Compensation

   The directors of CECO received no consideration for serving in their capacity as directors of CECO or as members of any committee of the Board during its last fiscal year, other than Donald Wright, Richard J. Blum and Jason Louis DeZwirek who received options to purchase 10,000, 25,000 and 25,000 shares of common stock, respectively. Phillip DeZwirek, a director, receives compensation in his capacity as an executive officer.

  Stock Performance Graph

   The line graph below compares the annual percentage change in CECO's cumulative total shareholder return on its Common Stock with the cumulative total return of the Russell 2000 Stock Index (a broad-based market index) and The Dow Jones Industry Group--Pollution Control (a "Peer Group Index") for the five-year period ending December 31, 2001. The graph and table assumes $100 invested on December 31, 1996 in the Company's Common Stock, the Russell 2000 Stock Index and The Dow Jones Industry Group--Pollution Control and that all dividends were reinvested. The Dow Jones Industry Group--Pollution Control Index total return is weighted by market capitalization.

   The Dow Jones Industry Group--Pollution Control reflects CECO's performance against pollution control businesses, the Company's principal industry group, and provides an appropriate indicator of cumulative total shareholder returns. There are 60 companies included in this industry group.

                   Based on an Initial Investment of $100 on
                 December 31, 1996, with Dividends Reinvested

                                    [CHART]
                         Dec.   Dec.    Dec.    Dec.    Dec.    Dec.
Company Name/Index       1996   1997    1998    1999    2000    2001
                         ----  ------  ------  ------  ------  ------
CECO ENVIRONMENTAL CORP. 100   153.13  150.00  125.00   68.75  165.00
RUSSELL 2000 INDEX       100   122.34  118.91  142.21  136.07  137.46
PEER GROUP INDEX         100   124.53  129.64   77.42  103.54  123.49

                                  PROPOSAL II
         APPROVE AND AUTHORIZE ADDITIONAL SHARES TO CERTAIN INVESTORS

  The Transaction and Reason for Issuance

   The shareholders are being asked to approve the issuance of 114,228 shares of Common Stock of CECO to the Investors upon the occurrence of certain events.

   On December 31, 2001, we completed the sale of 706,668 shares of our common stock, at a price of $3.00 per share, and the issuance of warrants to purchase 353,334 shares of our common stock at an initial price of $3.60 per share (the "Warrants"), to the Investors. The proceeds raised from the offering were used to pay down our credit facility. Pursuant to the Subscription Agreement, we are required to issue additional shares of CECO Common Stock at no additional cost to the Investors if our earnings before interest, taxes, depreciation and amortization ("EBITDA") for our 2002 fiscal year is less than $7,800,000 (based on the consolidated financial statements prepared in accordance with GAAP (except that adjustments to earnings attributable to the issuance of the Warrants or any options/warrants issued to The Shemano Group will not be taken into account), without any "pro forma adjustments" and as indicated on our Form 10-K, including any amendment thereto).

   We will be required to issue a number of shares to each Investor equal to 1.5% of the initial number of shares issued to such Investor for every $100,000 under $7,800,000 that our EBITDA is. For instance, if our EBITDA is $7,550,000 for fiscal 2002 and an Investor initially received 100,000 shares, then we would be required to issue an additional 3,750 Shares to such Investor at no additional cost to such Investor. If our EBITDA is zero for fiscal year 2002, we would be required to issue 826,802 additional shares in the aggregate to the Investors. We will also be required to use our best efforts to register all such shares on a registration statement with the SEC.

   However, we are prohibited under NASD Rule 4350 from issuing common stock or warrants equal to 20% or more of our common stock outstanding prior to the issuance for less than market value, without receiving shareholder approval. The stock was issued to the Investors at a price below market value. On the closing date of the sale of the 706,668 shares of common stock, the closing price for our common stock based upon the last sale on such day as quoted on Nasdaq was $3.30. The sale price for the shares was $3.00 per share. Under the terms of the Subscription Agreement we are not required to issue to the Investors in excess of 1,772,576 shares in the aggregate (including shares underlying the Warrants), which represented 19.9% of our Common Stock at such time, without first obtaining shareholder approval. The aggregate amount of shares we would be required to issue if our EBITDA is zero is 1,886,804, and the terms of the Subscription Agreement obligate us to seek shareholder approval for such issuance. Therefore, we are asking CECO's shareholders to approve the issuance of 114,228 shares of Common Stock (the "Additional Shares") of CECO to the Investors. Such Additional Shares would be issued only if and to the extent required under the Subscription Agreement.

  Effect of Issuance Upon Existing Shareholders

   Set forth below is a table listing each Investor entitled to additional shares if our EBITDA for 2002 is below $7,800,000, and with respect to each such Investor, the number of shares initially issued to such shareholder, the number of shares underlying the warrants issued to such shareholder, the maximum number of additional shares to be issued if shareholder approval is not received, the total number of shares that may be issued without shareholder approval (including initially issued shares), the maximum number of additional shares that may be issued if shareholder approval is obtained, and the total maximum number of shares that could be issued if shareholder approval is obtained (including initially issued shares).

                                                      Maximum                                     Total
                                                     Number of                    Maximum        Maximum
                                                    Additional  Total Maximum     Number        Number of
                                                    Shares That   Number of    of Additional   Shares That
                                                      May Be     Shares That  Shares That May May Be Issued
                                           Shares     Issued    May Be Issued    Be Issued         If
                                Shares   Underlying   Without      Without    if Shareholder   Shareholder
                               Initially  Warrants  Shareholder  Shareholder    Approval is    Approval is
Selling Shareholder             Issued     Issued    Approval     Approval*      Obtained       Obtained*
-------------------            --------- ---------- ----------- ------------- --------------- -------------
Crestview Capital Fund, L.P...  433,334   216,667     436,955     1,086,956       507,001       1,157,002
Robert Geras..................  140,000    70,000     141,170       351,170       163,800         373,800
Steven Erlbaum................   50,000    25,000      50,418       125,418        58,500         133,500
Erlbaum Family L.P............   50,000    25,000      50,418       125,418        58,500         133,500
Friedman Investment Group, LLC   33,334    16,667      33,613        83,614        39,001          89,002
                                -------   -------     -------     ---------       -------       ---------
TOTAL.........................  706,668   353,334     712,574     1,772,576       826,002       1,886,804
                                =======   =======     =======     =========       =======       =========

--------
*  Includes shares initially issued and shares underlying Warrants

   If shareholder approval is obtained, and the Investors sell a substantial portion of their shares, such sales may cause our stock price to decline. However, management believes that the issuance of the Additional Shares does not substantially increase such risk, as the Investors in the aggregate would own 19% of the Common Stock if the Additional Shares are issued instead of 17.8% of the Common Stock if the Additional Shares are not issued, assuming in both cases exercise of their Warrants. Further, if our EBITDA for our 2002 fiscal year is sufficient, we may not have to issue any Additional Shares. The Board of Directors determined that the terms of the deal with the Investors, including if necessary the full issuance of 862,002 shares, was in the best interests of CECO, and therefore, recommends a vote for the issuance of the Additional Shares.

Vote Required for Approval

   Approval of the issuance of the Additional Shares to the Investors will require the affirmative vote of the majority of the shareholders present in person or by proxy, however, the shares held by the Investors will not be counted for this proposal. Each of Phillip DeZwirek, Green Diamond, Introtech and Icarus have agreed to vote their shares in favor of the proposal to issue the Additional Shares. As of the record date for the Annual Meeting, such parties control the right to vote 3,857,223 shares, representing 40.25% of the outstanding Common Stock.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES TO THE INVESTORS.

                                 PROPOSAL III
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to serve as the independent public accountants of CECO for its fiscal year ending December 31, 2002. Deloitte was engaged to act as CECO's public accountants on September 28, 2000. Accordingly, the engagement of Margolis & Company P.C. ("Margolis") was discontinued effective September 28, 2000. Margolis served as the independent public accountants of CECO since 1993. Notwithstanding the appointment, the Board of Directors, in its discretion, may direct appointment of new independent auditors at any time during the year, if the Board of Directors believes that such a change would be in the best interests of CECO and its stockholders. Neither representatives of Deloitte nor Margolis are expected to be present at the Annual Meeting. If the appointment of Deloitte is not ratified by the stockholders, the Board of Directors will appoint other independent public accountants.

   The reports of Margolis on CECO's consolidated financial statements for fiscal year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of CECO's consolidated financial statements for each of the two fiscal years ended December 31, 1998 and December 31, 1999 and the subsequent interim period prior to June 30, 2000, there were no disagreements between CECO and Margolis on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Margolis, would have caused Margolis to make reference to the matter in their reports. CECO did not consult with Deloitte during the last two fiscal years in the period ended December 31, 1999 or the subsequent interim period prior to June 30, 2000 on either the application of accounting principles or type of opinion Deloitte might issue on CECO's financial statements.

   CECO reported the change in principal accountants on a Current Report on Form 8-K filed September 29, 2000. CECO provided Margolis with a copy of the disclosures it made in the Current Report on Form 8-K prior to the filing of the report with the Securities and Exchange Commission. Margolis has furnished CECO a copy of a letter addressed to the Securities and Exchange Commission stating that Margolis agrees with the statements made by CECO in this Proxy Statement.

Audit Fees

   Deloitte billed CECO $115,901 and Margolis billed CECO $4,000 for the professional services rendered for the audit of CECO's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in CECO's Quarterly Reports on Form 10QSB filed for the first three quarters of 2001.

Financial Information Systems Design and Implementation Fees

   Deloitte did not render professional services for the design and implementation of financial information systems to CECO during fiscal year 2001.

All Other Fees

   Deloitte billed CECO $58,350 for all professional services rendered during fiscal year 2001 other than audits, reviews and financial information systems design and implementation.

   The Audit Committee has considered whether the provision of services by Deloitte other than the audit of the financial statements of CECO for the fiscal year 2001 and the review of the financial statements for the third quarter of the fiscal year 2001 is compatible with maintaining Deloitte's independence.

   The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting with a quorum present is required to approve this proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF CECO FOR FISCAL YEAR 2002.

                            ADDITIONAL INFORMATION

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

   A COPY OF CECO'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION,

WITHOUT EXHIBITS, WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO CECO ENVIRONMENTAL CORP., TO THE ATTENTION OF THE SECRETARY, 3120 FORRER STREET, CINCINNATI, OHIO 45209.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   In order to be considered for inclusion in CECO's proxy materials for the year 2003 annual meeting of stockholders, a stockholder proposal must be
received by CECO no later than             , 2003. Proposals may be mailed to
CECO Environmental Corp., to the attention of the Secretary, 3120 Forrer Street, Cincinnati, Ohio 45209.

                         METHOD OF PROXY SOLICITATION

   The cost of solicitation of the proxies will be borne by CECO. In addition to solicitation of the proxies by use of the mails, employees of CECO or its subsidiaries, without extra remuneration, may solicit proxies personally or by telephone. CECO will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                             FINANCIAL STATEMENTS

   CECO's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2001, are included on pages f-1 through f- of CECO's 2002 Annual Report to Shareholders, which is being mailed concurrently herewith. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent accountants thereon, selected financial data and management's discussion and analysis of financial condition and results of operations included in the Annual Report are incorporated herein by reference. Copies of the unaudited financial statements for the interim periods ended March 31, 2002 and June 30, 2002 as filed by CECO on Form 10-Q also are being mailed concurrently herewith and are incorporated herein by reference.

                                          By Order of the Board of Directors

                                          Phillip DeZwirek
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                 , 2002

                                   EXHIBIT A

                         Independent Auditors' Report

To the Board of Directors and Shareholders
  CECO Environmental Corp.

   We have audited the accompanying consolidated balance sheet of CECO Environmental Corp. and subsidiaries (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Cincinnati, Ohio
March 27, 2002

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
CECO Environmental Corp.
Toronto, Ontario Canada

   We have audited the consolidated statement of operations, shareholders' equity, and cash flows of CECO Environmental Corp. and subsidiaries for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of CECO Environmental Corp. and subsidiaries for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

                                          MARGOLIS & COMPANY P.C.
                                          --------------------------------------
                                          Certified Public Accountants

Bala Cynwyd, PA
March 27, 2002

                            CECO ENVIRONMENTAL CORP.

                               3120 Forrer Street
                             Cincinnati, Ohio 45209

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Phillip DeZwirek as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the "Company") held of record by the undersigned on October 11, 2002, at the Annual Meeting of Stockholders to be held on November 11, 2002 or any adjournment thereof.

                       (To Be Signed on the Reverse Side.)

         Please mark your
         ----------------
A [X]  votes as in this example

       The Board of Directors recommends a vote FOR the proposals listed.

                (1) ELECTION OF DIRECTORS        For [_]
                                  Withhold Authority [_]  Nominees:
FOR, except vote withheld from the following nominees:      Richard J. Blum
------------------------------------------------------      Jason Louis DeZwirek
____________________________                                Phillip DeZwirek
                                                            Josephine Grivas
                                                            Paul Voet
                                                            Donald A. Wright

                                For   Against    Abstain
(2) PROPOSAL NO. II             [_]     [_]        [_]
Approve and Authorize
Additional Shares
to Certain Investors

                                For   Against    Abstain
(3) PROPOSAL NO. III            [_]     [_]        [_]
Deloitte & Touche LLP as
Independent Public Accountants

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

Signature:___________________ Date:______, 2002 ______________ Date:______, 2002
          Signature of Joint
          Stockholder if Held
                Jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership's name by an authorized person.